Exhibit 1.1

Execution Version

8,000,000 Shares

HALCÓN RESOURCES CORPORATION

Common Stock

Underwriting Agreement

February 6, 2018

J.P. Morgan Securities LLC

As Representative of the several

Underwriters named in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), proposes to sell 8,000,000 shares of common stock (the “Firm Stock”), par value $0.0001 per share (the “Common Stock”), to the underwriters named in Schedule 1 (the “Underwriters”) attached to this agreement (this “Agreement”) for whom J.P. Morgan Securities LLC (the “Representative”) is acting as representative.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to 1,200,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

The Stock is being issued to finance a portion of the cash consideration for the acquisition (the “Acquisition”) of property and assets in the Southern Delaware Basin located in Ward County, Texas from SWEPI LP (the “Seller”) pursuant to the Purchase and Sale Agreement between a wholly owned subsidiary of the Company and the Seller, dated February 6, 2018, and for general corporate purposes.

1.             Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)           A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representative. As used in this Agreement:

(i)            “Applicable Time” means 6:45 p.m. (New York City time) February 6, 2018;

(ii)           “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus listed on Schedule 4 hereto;

(vi)          “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents or information incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents or information incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)           The Company was at the time of the initial filing of the Registration Statement and is a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as hereinafter defined).

(c)           The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)           The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)            The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary,” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule 5 hereof.  On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Pricing Disclosure Package and the Prospectus and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(k)           The Company has the authorized equity capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Pricing Disclosure Package and the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)          The issuance and sale of the Stock, execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the stock as described under “Use of Proceeds” in the Pricing Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(n)           No consent, approval, authorization or order of, or filing or registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the offering and sale of the Stock, execution, delivery and performance of this Agreement by the Company, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(o)           Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities in the securities registered pursuant to the Registration Statement.

(p)           Neither the Company, nor any other person acting on behalf of the Company, has sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(q)           Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained, (i) since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, (ii) since such date, there has not been (x) any material change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt, of the Company or any of its subsidiaries or any adverse change, or (y) any development involving a prospective adverse change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of clause (i) or (ii)(y) above, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            Since the date as of which information is given in the Pricing Disclosure Package and the Prospectus, except as described in the Pricing Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(s)            The historical financial statements (including the related notes and supporting schedules) of each of the Company and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma combined financial statements included in the Pricing Disclosure Package and Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical consolidated financial statement amounts in the pro forma combined financial statements included in the Pricing Disclosure Package and Prospectus. The pro forma combined financial statements included in the Pricing Disclosure Package and Prospectus comply as to form in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X.

(t)            Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who delivered the initial letter referred to in Section 7(g) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(u)           Netherland, Sewell & Associates (the “Company Reservoir Engineer”), whose report dated February 1, 2017, is summarized or excerpted in reports incorporated by reference, or included, in the Pricing Disclosure Package and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by the Company Reservoir Engineer dated February 1, 2017 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company and its subsidiaries in the properties therein as of December 31, 2016 and was prepared in accordance with the

Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated February 1, 2017.

(v)           The statistical and market-related data relating to the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its subsidiaries are based on or derived from sources that the Company believes to be reliable in all material respects.

(w)          Neither the Company nor any subsidiary of the Company is, or, after giving effect to the offer and sale of the Stock and the application of the proceeds as discussed in “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)           Except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of its obligations hereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(y)           There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K, or a periodic report of the Company under the Exchange Act that would be incorporated by reference therein, that have not been described in the Pricing Disclosure Package and the Prospectus.  The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(z)           The statements made in the Pricing Disclosure Package and the Prospectus under the captions “Business” (as incorporated by reference from the Company’s Exchange Act Reports) and “Material United States Federal Tax Consequences for Non-U.S. Holders,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(aa)         No relationship, direct or indirect, that would be required to be described in a registration statement of the company pursuant to Item 404 of Regulation S-K exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand which is not so described in the Pricing Disclosure Package and the Prospectus.

(bb)         No labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(cc)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)         The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor (ii) does the Company have any knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)         There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

(ff)          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(gg)         There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(hh)         The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(ii)           The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is reasonably customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(jj)           The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Pricing Disclosure Package, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed (except for pending or contemplated proceedings which are not material to the Company and its subsidiaries and were not required to be disclosed in the documents incorporated by reference in the Pricing Disclosure Package and Prospectus), (B) the Company, and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(kk)         The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(ll)           No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Prospectus.

(mm)      Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with anti-bribery and anti-corruption laws to the extent such laws are applicable to the business, assets and operations of the Company and its subsidiaries.

(nn)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)         Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or any other person associated with or acting on behalf of the Company or any of its subsidiaries (collectively, “Covered Persons”) (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)         The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section (i) or 5(a)(vii) and any Issuer Free Writing Prospectus set forth on Schedule 4 hereto.

(qq)         The Company has not taken any action or omitted to take any action (such as issuing any press release relating to the Stock without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(rr)           The Stock has been approved for listing on the New York Stock Exchange.

(ss)          As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company, and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company, and its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Pricing Disclosure Package or the Prospectus has been made without a reasonable basis at the time such statement was made or has been disclosed other than in good faith.

(uu)         Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(vv)         The Company and its subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Pricing Disclosure Package, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) would not have a Material Adverse Effect; except as described in the Pricing Disclosure Package, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package, are in full force and effect.

(ww)       The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)         (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(yy)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of by its auditors, nor has it identified (A) any material weaknesses in the design or operation of internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls.

(zz)         The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” as incorporated by reference from the Company’s Exchange Act Reports in the Pricing Disclosure Package accurately and fully describes in all material respects (A) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase of the Stock by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,200,000 additional shares of Option Stock.  Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 3 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $6.60675 per share.

The Company shall not be obligated to deliver any of the Firm Stock or the Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3.             Offering of Stock by the Underwriters.  Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4.             Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock by the Company shall be made at the office of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Company, shall register the Firm Stock in such names and in such denominations as the Representative shall request in writing not less than a full business day prior to the Initial Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at the office of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company.  On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Stock being sold by the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Company, shall register the Option Stock in such names and in such denominations as the Representative shall request in writing not less than a full business day prior to the Option Stock Delivery Date.

5.             Further Agreements of the Company and the Underwriters.

(a)           The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Representative and to timely file such Prospectus pursuant to Rule 424(b) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)           To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii)          To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv)          To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the

Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus;

(v)           If at any time prior to the Delivery Date (A) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

(vi)          If at any time prior to the completion of the initial offering of the Stock (A) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(vii)         Subject to Section 5(a)(viii), to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus, or any additional Registration Statement and related amendment or supplement to the Prospectus in the event that the current Registration Statement is expired, that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(viii)        Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(ix)          Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(x)           To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document after obtaining the consent of the Representative and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(xi)          As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(xii)         Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and

(xiii)        For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Company Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the Company in accordance with the rules and regulations of the Commission) or securities convertible into or exercisable or exchangeable for Common Stock, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed or submitted a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters (provided, however, that the restrictions of this paragraph (xi) shall not apply to (1) the Stock to be sold hereunder, (2) any awards under the Halcón Resources Corporation 2016 Long-Term Incentive Plan or (3) the issuance of shares of Common Stock upon the exercise or conversion of options, warrants and convertible securities outstanding on the date hereof issued under the Halcón Resources Corporation 2016 Long-Term Incentive Plan), and to cause each executive officer and director of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to or as of the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.             Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Common Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the Financial Industry Regulatory Authority of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Stock on the New York Stock Exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) reasonable expenses associated with the investor presentations on any “road show” undertaken in connection with the marketing of the Common Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.             Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, on the date hereof and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement,

the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Mayer Brown LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

(e)           David Elkouri, General Counsel of the Company, shall have furnished to the Representative his written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(f)            The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion, dated such Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Representative and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (each, an “initial letter”), the Company shall have furnished to the Representative a “bring-down letter” of such accountants, addressed to the Representative and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date of the Delivery

Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)            At the time of execution of this Agreement, the Representative shall have received from the Company Reservoir Engineer an initial letter (each, an “initial expert letter”), in form and substance satisfactory to the Representative, addressed to the Representative and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of the reports of proved reserves from Company Reservoir Engineer as is customary to underwriters in connection with similar transactions.

(j)            The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)            The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)          Each such officer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in such officer’s opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)           Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent

Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included and incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(n)           The Lock-Up Agreements between the Representative and the executive officers and directors of the Company set forth on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (E) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or any materials prepared, or approved, by the Company for the purpose of compliance with the Canadian securities laws, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, or any Blue Sky Application or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, or any Blue Sky Application or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, affiliate or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, officers, employees and “controlling persons” within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or Blue Sky Application or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or Blue Sky Application or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 8(a) or 8(b) except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons and affiliates of the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party or its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures and the paragraph relating to stabilization, short positions and penalty bids by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials.

9.             Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.          Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11.          Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.          No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13.          Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk; and

(b)           if to the Company, shall be delivered or sent by mail, telex or overnight courier to Halcón Resources Corporation, 1000 Louisiana Street, Suite 1500, Houston, Texas 77002, Attention: Legal Department, with a copy to Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: William T. Heller IV.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the

Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.          Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them or any persons referenced to in Section 8.

16.          Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

17.          Governing Law.  This Agreement and any claim, controversy or dispute relating to or arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follows]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman, Chief Executive Officer and President

Signature Pages to Underwriting Agreement

Accepted:

J.P. MORGAN SECURITIES LLC
For themselves and as Representative of the several Underwriters named in Schedule 1 hereto

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah
Authorized Representative

Signature Pages to Underwriting Agreement

SCHEDULE 1

UNDERWRITER	NUMBER OF SHARES
J.P. Morgan Securities LLC	4,400,000
Imperial Capital, LLC	520,000
Johnson Rice & Company L.L.C.	520,000
Seaport Global Securities LLC	520,000
Capital One Securities, Inc.	440,000
Scotia Capital (USA) Inc.	440,000
Stephens Inc.	440,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000
Coker & Palmer, Inc.	180,000
Heikkinen Energy Securities, L.L.C.	180,000
Roth Capital Partners, LLC	180,000
Total	8,000,000

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

1.                                      Floyd C. Wilson

2.                                      Sylvia K. Barnes

3.                                      William J. Campbell

4.                                      James W. Christmas

5.                                      Michael L. Clark

6.                                      Thomas R. Fuller

7.                                      Darryl L. Schall

8.                                      Ronald D. Scott

9.                                      Eric G. Takaha

10.                               Nathan W. Walton

Officers

1.                                      David S. Elkouri

2.                                      Stephen W. Herod

3.                                      Quentin R. Hicks

4.                                      Leah R. Kasparek

5.                                      Mark J. Mize

6.                                      Tina S. Obut

7.                                      Jon C. Wright

SCHEDULE 3

1.	Public offering price:	$6.90 per share

2.	Number of shares offered:	8,000,000 shares (Firm Stock)
1,200,000 shares (Option Stock)

3.	Settlement Date:	February 9, 2018

SCHEDULE 4

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE 5

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Subsidiary	State of Incorporation or Organization
Halcón Energy Properties, Inc.	Delaware
Halcón Field Services, LLC	Delaware
Halcón Holdings, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
Halcón Resources Operating, Inc.	Delaware
Halcón Permian, LLC	Delaware

Exhibit A

LOCK-UP LETTER AGREEMENT

February 6, 2018

J.P. Morgan Securities LLC

As Representative of the several

Underwriters named in Schedule 1 attached hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of Halcón Resources Corporation, a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities of the Company, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed or submitted a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”), in each case other than transfers of shares of Common Stock (i) as a bona fide gift or gifts provided that each donee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph or (ii) to

Exhibit A - 1

the Company for the purposes of satisfying any tax or other governmental withholding obligation of the undersigned.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Letter Agreement and any claim, controversy or dispute relating to or arising hereunder shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Exhibit A - 2

Very truly yours,

By:
Name:
Title:

Exhibit A - 3

EXHIBIT B

FORM OF OPINION OF ISSUER’S COUNSEL

1.                                      The Company and each of its subsidiaries is a corporation, limited liability company or partnership, as applicable, validly existing and in good standing under the laws of the state of its incorporation or organization, with corporate, limited liability company or partnership power and authority, as applicable to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

2.                                      Based solely on certificates of public officials, each of the Company and its subsidiaries was duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction listed in Schedule      with respect to it as of the respective dates specified in such Schedule.

3.                                      The Company has an authorized capital stock as set forth in the Pricing Disclosure Package and the Prospectus.

4.                                      The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and has taken all corporate actions necessary to authorize the execution, delivery and performance of its obligations thereunder.  The Underwriting Agreement has been duly executed and delivered by the Company.

5.                                      The Stock has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus and will not have been issued in violation of or subject to any preemptive or similar right under the Company’s certificate of incorporation or bylaws or under the Delaware General Corporation Law (the “DGCL”).

7.                                      No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body having jurisdiction over the Company is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Stock being delivered on the Delivery Date or the consummation of the transactions contemplated in the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters (as to which such counsel need express no opinion).

8.                                      The execution and delivery by the Company of the Underwriting Agreement does not, and the performance by it of its obligations under the Underwriting Agreement will not:

a.                                      violate its certificate of incorporation or bylaws;

b.                                      breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule        (the “Applicable Contracts”) or any

Exhibit B - 1

order, writ, judgment, injunction, decree, determination or award listed in Schedule       ; or

c.                                       result in a violation by the Company of any Applicable Laws, the DGCL or the registration requirements of the Securities Act.

9.                                      The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement and the Company’s application of the proceeds from the offering as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

10.                               The statements set forth under the headings “Description of Capital Stock” in the Pricing Disclosure Package and the Prospectus insofar as such statements purport to summarize the terms of the Common Stock (including the Stock), constitute accurate summaries of such terms in all material respects.

11.                               The statements set forth under the heading “Material United States Federal Tax Consequences for Non-U.S. Holders,” in the Preliminary Prospectus and the Prospectus insofar as such statements purport to constitute summaries of the terms of statutes, rules, regulations or documents, accurately summarize such statutes, rules, regulations and documents in all material respects.

12.                               The Registration Statement became effective under the Securities Act as of the date it was filed with the SEC, and the Preliminary Prospectus was filed with the SEC pursuant to pursuant to Rule 424(b)(3) on February 6, 2018.  Based solely upon a review of the list of no stop orders contained on the SEC’s website on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted by the SEC.

13.                               The Registration Statement, as of its effective date, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, complied and comply as to form in all material respects with the requirements of Form S-3 under the Securities Act and the rules and regulations promulgated thereunder except that we express no opinion in this paragraph with respect to (i) the validity, completeness or truthfulness of the matters discussed therein, or (ii) the financial statements and related notes and schedules and other financial data, and accounting data, information or assessments of or reports on the effectiveness of internal control over financial reporting, oil and gas reserves, prospects, production data included therein or omitted therefrom.

Such counsel shall also furnish to the Underwriters a written statement, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel reviewed the Registration Statement, Pricing Disclosure Package and the Prospectus and participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and counsel for the Underwriters, and representatives of the independent public accountants and independent reserve engineers for the Company at which the contents of the Registration Statement, Pricing

Exhibit B - 2

Disclosure Package and the Prospectus and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in Registration Statement, Pricing Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature.  Subject to the foregoing, such counsel confirms to you, on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused it to believe that:

(a)                                 the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)                                 the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus, as of its date and as of the date this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except as otherwise specifically stated in paragraphs 10 and 11), and such counsel does not express any belief with respect to the financial statements and related notes and schedules and other financial data, accounting data, information or assessments of or reports on the effectiveness of internal control over financial reporting, oil and gas reserves or prospects, production data or related geological data, contained in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Exhibit B - 3

EXHIBIT C

FORM OF GENERAL COUNSEL’S OPINION

1.                                      To my knowledge, all of the issued shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) as described in the Prospectus and Pricing Disclosure Package or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement).

2.                                      To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect on the Company’s performance of the Underwriting Agreement or the consummation by the Company of the transactions contemplated therein.

Exhibit C - 1